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                                                                        EXH 4.5

                            INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made this _____ day of August, 1996 by and among Specialty Chemical Resources, Inc., a Delaware corporation (the "Company") and Martin Trust and CEW Partners (the "Purchasers").


                                 R E C I T A L S


         1. Each of the Purchasers intends, but is not obligated, to subscribe for and purchase the Company's Convertible Subordinated Notes due 2006 (the "Notes") pursuant to a distribution by the Company of rights to acquire the Notes (the "Rights Offering").

         2. The Company has prepared and filed a Registration Statement on Form S-3 (the "Registration Statement") which, when declared effective by the Securities and Exchange Commission, will register the Notes, the shares of the Company's common stock, par value $.10 per share, into which the Notes are convertible ("Shares"), and the rights to subscribe for and purchase the Notes, under the Securities Act of 1933, as amended (the "Securities Act").

         3. The Company and each of the Purchasers wish to enter into an agreement to provide for mutual indemnification for any losses or damages suffered by any of them with respect to the Rights Offering and the Registration Statement and any amendments or supplements thereto.

         NOW, THEREFORE, in consideration of the premises and the representations and agreement hereinafter contained, the parties hereto agree as follows:

         1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Purchaser and, if applicable, its officers, directors, partners and each person who "controls" such Purchaser (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon (i) the Rights Offering (except that any losses relating to the value of the Notes purchased by each Purchaser and the Shares underlying such Notes shall not be indemnifiable hereunder) or (ii) any untrue or alleged untrue statement of material fact contained in the Registration Statement, any amendment or supplement thereto, any prospectus or preliminary prospectus ("Prospectus") or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information provided to the Company by such Purchaser expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and furnished to such Purchaser prior to the confirmation of any sales of Notes or Shares, such indemnity with respect to the Prospectus shall not inure to the benefit of any Purchaser from whom the person asserting such loss, claim, damage or liability purchased the Notes or Shares if such person did not, at or prior to the confirmation of the sale of the Notes or


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Shares to such person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

         2. INDEMNIFICATION BY THE PURCHASERS. Each Purchaser agrees to indemnify and hold harmless the Company, its directors and officers and each person who "controls" the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement is contained in or such omission relates to any information with respect to such Purchaser so furnished in writing by such Purchaser specifically for inclusion in the Registration Statement or in any Prospectus contained therein.

         3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder agrees to (i) give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and (ii) to permit the indemnifying party to assume the defense of such claim. The indemnified party may participate in such defense at its expense. If the indemnifying party assumes the defense of such claim, it shall not be liable for any legal or other expenses subsequently incurred by the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party elects not to assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim.

         4. BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Purchasers, the Company and their respective successors and assigns.

         5. AMENDMENTS AND SUPPLEMENTS. This Agreement may not be amended or supplemented except by an instrument in writing executed by the Purchasers and the Company.

         6. EXECUTION COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

         7. SEVERABILITY. If any provision of this Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such

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determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

         8. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered all as of the date first hereinabove written.


                                                     SPECIALTY CHEMICALS, INC.

                                                     ---------------------------
                                                     By:
                                                     Its:


                                                     CEW Partners

                                                     ---------------------------
                                                     By:
                                                     Its:


                                                     Martin Trust

                                                     ---------------------------
                                                     By:
                                                     Its:


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